UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 28, 2013

Greer Bancshares Incorporated

(Exact name of registrant as specified in its charter)

Commission File Number:  000-33021

South Carolina	57-1126200
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1111 W. Poinsett Street

Greer, South Carolina 29650

(Address of principal executive offices, including zip code)

(864) 877-2000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective January 28, 2013 Dennis Hennett retired as Chief Executive Officer of Greer Bancshares Incorporated and its wholly-owned subsidiary Greer State Bank (together with Greer Bancshares Incorporated, the “Companies”). Mr. Hennett remains a member of the Board of Directors of each of the Companies.

On December 27, 2012, George Burdette, 59, was appointed Chief Executive Officer of the Companies, effective upon approval by the FDIC, South Carolina State Board of Financial Institutions and the Federal Reserve. Final approval was obtained on January 28, 2013. Mr. Burdette was most recently appointed and approved as President of the Companies on October 25, 2012. Mr. Burdette will continue to serve as President. Mr. Burdette has no other reportable relationships with the Companies. Mr. Burdette’s annual cash base salary effective January 1, 2013 is $200,000 and he will participate in the benefit plans currently available to the Companies’ executive officers as described under the headings “2005 Equity Incentive Plan,” “401(k) Plan,” “Non-qualified Deferred Compensation,” and “Perquisites and Other Personal Benefits” in Greer Bancshares Incorporated’s  proxy statement related to Greer Bancshares Incorporated’s 2011 annual meeting of stockholders (the “Proxy”) filed with the United States Securities and Exchange Commission on April 13, 2012, which descriptions are incorporated by reference herein in their entirety.

Mr. Burdette provides a set of key skills, knowledge, experience, and relationships that make his service as Chief Executive Officer of the Companies particularly useful including, but not limited to commercial and consumer lending, corporate planning, administration and business development.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Greer Bancshares Incorporated

Date: January 29, 2013	By:	/s/ J. Richard Medlock, Jr.
J. Richard Medlock, Jr.
Chief Financial Officer